REPORT OF INDEPENDENT CERTIFIED
PUBLIC ACCOUNTANTS
ON INTERNAL CONTROL STRUCTURE
Shareholders and Board of Trustees
Professionally Managed Portfolio
New York, New York
In planning and performing our audits of the
financial statements of Titan Financial Services Fund
and Titan Growth Fund, each a series of shares of
 Professionally Managed Portfolios, for the period
 ended April 30, 2000, we considered their
internal control structure, including procedures for
 safeguarding securities, in order to determine our
auditing procedures for the purpose of expressing our
 opinion on the financial statements and to comply with
 the requirements of Form N-SAR, not to provide
assurance on the internal control structure.
The management of the Funds is responsible
 for establishing and maintaining an internal
control structure.   In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of internal control structure policies
 and procedures.   Two of the objectives of an
internal control structure are to provide
management with reasonable, but not absolute,
assurance that assets are safeguarded against
 loss from unauthorized use or disposition,
and that transactions are executed in accordance
 with management's authorization and recorded
properly to permit preparation of financial
statements in conformity with generally accepted
 accounting principles.
Because of inherent limitations in any internal
control structure, errors or irregularities may
 occur and not be detected.   Also, projection of any
 evaluation of the structure to future periods is
subject to the risk that it may become
inadequate because of changes in conditions
or that the effectiveness of the design and
operation may deteriorate.
Our consideration of the internal control
structure would not necessarily disclose all
matters in the internal control structure that
might be material weaknesses under standards
established by the American Institute of
 Certified Public Accountants.   A material weakness
is a condition in which the design or operation of the
specific internal control structure elements does not
reduce to a relatively low level the risk that errors
 or irregularities in amounts that would be material
 in relation to the financial statements being audited
may occur and not be detected within a timely
period by employees in the normal course of performing
 their assigned functions.   However, we noted
 no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses, as defined above, as of April 30, 2000.
This report is intended solely for the information and
 use of management and the Securities and Exchange
Commission, and should not be used for any other purpose.

TAIT, WELLER & BAKER
Philadelphia, Pennsylvania
June 26, 2000